## SIXTH AMENDMENT TO LEASE

This SIXTH AMENDMENT TO LEASE (this "**Amendment**") is made this 3rd day of January, 2018 by and between **FR National Life, LLC**, a Delaware limited liability company ("**Landlord**"), and **Build-A-Bear Retail Management, Inc.**, a Delaware corporation ("**Tenant**").

### RECITALS

**WHEREAS**, Landlord and Tenant entered into that certain Industrial Building Lease dated as of August 28, 2004 (the "**Initial Lease**"), amended by the First Amendment to Lease dated as of October 31, 2006 (the "**First Amendment**"), as further amended by the Second Amendment to Lease dated as of December 31, 2006 (the "**Second Amendment**"), as further amended by that certain Third Amendment to Lease dated as of November 21, 2007 (the "**Third Amendment**"), as further amended by that certain Fourth Amendment to Lease dated as of December 29, 2011 (the "**Fourth Amendment**"), and as further amended by the Fifth Amendment to lease dated October 3, 2013 (the "**Fifth Amendment**"), together with the Initial Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment (the "**Original Lease**"), for certain space commonly known as Suite 1960 and Suites 1938 – 1954, Innerbelt Business Center Drive, St. Louis, Missouri 63144 (the "**Building**") containing approximately 59,413 rentable square feet, as more particularly described in the Original Lease; and

**WHEREAS**, Landlord and Tenant desire to further amend and modify the Original Lease on the terms and conditions hereinafter set forth.

**NOW, THEREFORE**, for good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, Landlord and Tenant agree as follows:

**1. Recitals; Defined Terms**. The foregoing recitals are hereby incorporated into the body of this Amendment as if such recitals were more specifically herein set forth. Capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to such terms in the Original Lease. The Original Lease, as modified by this Amendment, is referred to as the "Lease".

**2. Extension Term**. As of January 1, 2019 (the "**Extension Term Commencement Date**"), the Term shall be extended for an additional period of Twelve (12) full calendar months (the "**Extension Term**"), so that the expiration date of the Lease shall thereby be December 31, 2019 (the "**Expiration Date**"). Notwithstanding anything to the contrary in the Lease, Tenant shall no further rights to extend the Term of the Lease.

**3. Base Rent**. From and after the Extension Term Commencement Date through the Expiration Date, the Base Rent in the amounts set forth below shall be payable to Landlord in accordance with the provisions of the Lease.

| Period | Monthly Base Rent |
|---|---|
| 1/1/19 – 12/31/19 | $38,300.00 |

905482.v3

4. **Additional Rent**. For calendar year 2019, Landlord estimates that: (i) Real Estate Taxes shall be \$111,500; (ii) insurance shall be \$8,900; and (iii) Operating Expenses shall be \$76,000. The estimates set forth in this **Section 4** are estimates only, and are not intended to be relied upon for purposes of determining the final Real Estate Taxes, insurance or Operating Expenses.

5. **Condition of Premises**. Tenant agrees that Tenant is familiar with the condition of both the Premises and the Property, and Tenant hereby accepts the foregoing on an "AS-IS," "WHERE-IS" basis, except as is otherwise expressly and specifically described on **Exhibit A** attached hereto and incorporated herein by this reference (**"Landlord's Work"**). Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant's intended use.

6. **Tenant Allowance**. Provided that Tenant is not in default, Landlord shall provide Tenant with a tenant improvement allowance in the amount of up to Ten Thousand and No/100 Dollars (\$10,000.00) (the **"Tenant Allowance"**) to be applied towards all actual costs and expenses incurred by Tenant to make repairs and/or replacements of existing dock door, and any other alterations to the Premises (collectively, **"Tenant Improvements"**). All Tenant Improvements performed by Tenant shall be performed in accordance with the terms of the Lease, including without limitation, Section 11 of the Initial Lease. Landlord shall disburse portions of the Tenant Allowance (or any portion thereof) to Tenant, within thirty (30) days following Landlord's receipt of (i) true and complete copies of invoices (collectively, **"Invoices"**) evidencing the actual costs and expenses incurred by Tenant to perform the Tenant Improvements and (ii) executed, unconditional lien waivers for the Tenant Improvements that are attributable to such Invoices (collectively, **"Payment Submittals"**). In no event shall Landlord be required to distribute any portion of the Tenant Allowance at any time during which a default by Tenant has occurred under the Lease. Moreover, in no event shall Landlord be required to distribute funds pursuant to a Payment Submittal, to the extent such amount, in the aggregate, exceeds the amount of the remaining Tenant Allowance. The cost of any Tenant Improvements which exceed the Tenant Allowance shall be paid for solely by Tenant. To the extent that any portion of the Tenant Allowance has not been applied as of December 31, 2018 (the **"Tenant Improvements Deadline"**), exclusive of any Payment Submittals submitted to Landlord prior to the Tenant Improvements Deadline, Tenant shall forfeit, and shall not be entitled to receive, any remaining portion of the Tenant Allowance.

7. **Options**. Tenant shall no longer have the right to terminate nor downsize the Lease as granted in the Fifth Amendment to Lease.

8. **Joint and Several Liability**. If two or more individuals, corporations, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Amendment as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. If Tenant named in this Amendment shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

9. **Absence of Option**. The submission of this Amendment for examination does not constitute a reservation of or option for the Premises, and this Amendment shall become effective only upon execution and delivery thereof by Landlord.

10. **Brokerage Commission**. Both Landlord and Tenant warrant that there are no claims for broker's commissions or finder's fees in connection with its execution of this Amendment, and Tenant agrees to indemnify and save Landlord, its affiliates, successors, and assigns harmless from any liability that may arise from any such claim, including reasonable attorneys' fees. The foregoing indemnification shall survive the termination or expiration of the Lease.

11. **Ratification**. Except as modified by this Amendment, the Lease shall remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment. The Lease (as amended hereby) contains the entire agreement between Landlord and Tenant as to the Premises, and there are no other agreements, oral or written, between Landlord and Tenant relating to the Premises.

12. **Conflict**. Except as amended hereby, the Lease shall be and remain in full force and effect. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

13. **Successors and Assigns**. This Amendment and all of the covenants, terms and conditions hereof shall inure to the benefit of, and be binding upon, the respective heirs, executors, administrators, successors and assigns of Landlord and Tenant.

14. **Authority of Tenant**. Tenant and the person(s) executing this Amendment on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is (are) duly authorized to execute this Amendment; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Amendment; and the Lease (as amended hereby) is and shall be fully and completely binding upon Tenant.

15. **Governing Law**. This Amendment shall be governed by and construed in accordance with the laws of Missouri.

16. **Partial Invalidity**. The provisions of this Amendment shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

17. **Counterparts; Facsimile**. This Amendment may be executed in any number of identical counterparts, all of which, when taken together, shall constitute the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first above written.

| | |
|---|---|
| | LANDLORD:<br><br>**FR National Life, LLC**, a Delaware limited liability company<br><br>By: First Industrial, L.P., a Delaware limited partnership, its sole manager<br><br>By: First Industrial Realty Trust, Inc., a Maryland corporation, its general partner<br><br>By: [signature]<br><br>Its: Senior Regional Manager<br><br>Date: 1/3/2018 |
| Legal Approved BABW | TENANT:<br><br>**Build-A-Bear Retail Management, Inc.**, a Delaware corporation<br><br>By: [signature]<br><br>Its: CFO<br><br>Date: 1/15/18 |

905482.v3

## Exhibit A

Landlord's Work

Landlord shall, at its sole cost and expense:

1. Inspect and ensure all existing exterior light fixtures are fully operational;

2. Landscape items such as removal of dead trees, clear our dead limbs in existing trees, freshen the mulch, and remove and replace with new the ground covering at all BAB entrances;

3. Paint the exterior of the building, the rear walls for sure, and possibly the front strip and columns (in 2018).

Subject to force majeure and any delays caused by weather, Landlord shall use reasonable efforts to complete Landlord's Work on or prior to six (6) months following the execution date, unless indicated otherwise.